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EXHIBIT 4.1

SILICON VALLEY BANCSHARES

ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2008

INDENTURE

DATED AS OF MAY 20, 2003

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
AS TRUSTEE

i

CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310(a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	9.10
	(b)	9.8; 9.10
	(c)	N.A.
Section	311(a)	9.11
	(b)	9.11
	(c)	N.A.
Section	312(a)	2.5
	(b)	12.3
	(c)	12.3
Section	313(a)	9.6
	(b)(1)	N.A.
	(b)(2)	9.6
	(c)	9.6; 12.2
	(d)	9.6
Section	314(a)	6.2; 6.3; 12.2
	(b)	N.A.
	(c)(1)	12.4(a	)
	(c)(2)	12.4(a	)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.4(b	)
	(f)	N.A.
Section	315(a)	9.1(b	)
	(b)	9.5; 12.2
	(c)	9.1(a	)
	(d)	9.1(c	)
	(e)	8.11
Section	316(a)(last sentence)	2.9
	(a)(1)(A)	8.5
	(a)(1)(B)	8.4
	(a)(2)	N.A.
	(b)	8.7
	(c)	12.5
Section	317(a)(1)	8.8
	(a)(2)	8.9
	(b)	2.4

*
This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**
N.A. means Not Applicable.

        THIS INDENTURE dated as of May 20, 2003 is between Silicon Valley Bancshares, a corporation duly organized under the laws of the State of Delaware (the "Company"), and Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the "Trustee").

        In consideration of the premises and the purchase of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company's Zero Coupon Convertible Subordinated Notes due June 15, 2008.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

        SECTION 1.1.    DEFINITIONS.

        "Additional Interest" has the meaning specified in Section 5 of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

        "Additional Interest Payment Date" means each June 15 and December 15 of each year, as provided in the Registration Rights Agreement.

        "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent" means any Registrar, Paying Agent or Conversion Agent.

        "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

        "Board of Directors" means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

        "Business Day" means each day that is not a Legal Holiday.

        "Capital Stock" or "capital stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

        "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

        "Certificated Security" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

        "Common Stock" means the common stock of the Company, $0.001 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

        "Conversion Rate" means the number of shares of Common Stock into which each Security is convertible, and shall equal the quotient obtained by dividing $1,000 by the then current Conversion Price.

        A "Corporate Event" will be deemed to have occurred if any of the following occurs: (i) any "person" (as defined in this paragraph) or "group" (as defined in this paragraph) becomes the "beneficial owner" (as defined in this paragraph), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Voting Stock of the Company entitling the person to exercise 50% or more of the total voting power of all outstanding Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Company's board of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans; or (ii) the Company merges with or into or consolidates with any Person, any Person consolidates with or merges with or into the Company, or the Company conveys, sells, assigns, transfers, leases or otherwise conveys all or substantially all of the assets of the Company to another Person other than to one or more of the Company's wholly-owned subsidiaries, unless after such a transaction the Persons that "beneficially owned" (as defined in this paragraph), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, voting power with respect to shares of Voting Stock representing 50% or more of the total voting power of all outstanding Voting Stock entitled to vote generally in the election of directors of the continuing, surviving or transferee Person or the direct or indirect Parent of such Person immediately after such transaction; or (iii) the holders of the Company's Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company, whether or not in compliance with the terms hereof; provided, however, that a Corporate Event will not be deemed to have occurred if either: (x) the Closing Price (determined in accordance with Section 4.6(e) of this Indenture) of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately before the Corporate Event equals or exceeds 105% of the Conversion Price in effect on each of those five Trading Days; or (y) in the case of a merger or consolidation otherwise constituting a Corporate Event, all of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in such merger or consolidation consists of shares of common stock, American Depository Shares or other certificates representing common equity interests traded on a national securities exchange or quoted on the NNM, or will be so traded or quoted when issued or exchanged in connection with such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such common stock, American Depository Shares or other certificates representing common equity interests. For the purpose of the definition of "Corporate Event," (i) "person" has the meaning given such term under Section 13(d) and Section 14(d) of the Exchange Act or any successor provision to such provisions and includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision, and (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" (as such term is defined in this paragraph) or "group" (as such term is defined in this paragraph) or other Person with respect to which the Corporate Event determination is being made, all Unissued Shares deemed to be held by all other Persons. The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Corporate Event.

        "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at MAC N9303-110, Sixth and Marquette Avenue, Minneapolis, MN 55479, Attention: Michael T. Lechner (Silicon Valley Bancshares—Zero Coupon Convertible Subordinated Notes due June 15, 2008) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

        "Default" or "default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

        "Federal Reserve" means the Board of Governors of the Federal Reserve System.

        "Final Maturity Date" means June 15, 2008.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

        "Holder" or "Securityholder" means the person in whose name a Security is registered on the Primary Registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, repurchase agreements, notes or similar instruments or agreements, (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person (as determined by such Person), or (ii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the obligation under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (d) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guarantees or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (d), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (a) through (e).

        "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

        "Initial Purchaser" means Credit Suisse First Boston LLC.

        "Non-U.S. Person" means a Person who is not a U.S. Person, as defined in Regulation S.

        "Officer" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Assistant Treasurer, Assistant Controller or Assistant Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

        "offshore transaction" has the meaning given such term in Regulation S.

        "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Parent" means in respect of any Person, any corporation which controls, directly or indirectly (through, or in combination with, one or more Subsidiaries), more than 50% of the Voting Stock of such Person.

        "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Principal" or "principal" of a debt security, including the Securities, means the principal of the security.

        "Record Date" for Additional Interest, if any, payable on any Additional Interest Payment Date as provided in the Registration Rights Agreement, means June 1 or December 1 (whether or not a Business Day) next preceding such Additional Interest Payment Date.

        "Registration Rights Agreement" means the Registration Rights Agreement dated May 20, 2003, between the Company and the Initial Purchaser.

        "Regulation S" means Regulation S under the Securities Act or any successor for such Regulation.

        "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

        "Restricted Global Security" means a Global Security that is a Restricted Security.

        "Restricted Security" means a Security required to bear the restricted legend set forth in the form of Security set forth in Exhibit A of this Indenture.

        "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

        "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

        "SEC" means the Securities and Exchange Commission.

        "Securities" means the Zero Coupon Convertible Subordinated Notes due June 15, 2008 or any of them (each, a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

        "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

        "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the Securities. Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) the Company's obligations with respect to the Trust Preferred Securities, or (ii) the Securities. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

        "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

        "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

        "Trading Day" means a day during which trading in securities generally occurs on the NNM (or, if the Common Stock is not quoted on the NNM, on the principal other market on which the Common Stock is then traded), other than a day on which a material suspension of or limitation on trading is imposed that affects either the NNM (or, if applicable, such other market) in its entirety or only the shares of Common Stock (by reason of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise) or on which the NNM (or, if applicable, such other market) cannot clear the transfer of shares due to an event beyond the Company's control.

        "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

        "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

        "Trust Preferred Securities" means the 8.25% Cumulative Trust Preferred Securities of SVB Capital I, a statutory business trust formed under the laws of the State of Delaware.

        "Unrestricted Certificated Security" means a Certificated Security that is not a Restricted Security.

        "Unrestricted Global Security" means a Global Security that is not a Restricted Security.

        "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

        "Volume Weighted Average Price" means, with respect to one share of Common Stock on any Trading Day, the volume weighted average prices as displayed under the heading "Bloomberg VWAP" on Bloomberg Page SIVB <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day (or if such volume weighted average price is not available, the market value of one share of Common Stock on such Trading Day as the Company determines in good faith using a volume weighted method).

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        SECTION 1.2.    OTHER DEFINITIONS.

Term	Defined in Section
"Agent Members"	2.1	(b)
"Bankruptcy Law"	8.1
"Cash Settlement	4.2	(a)
"Cash Settlement Averaging Period"	4.2	(b)
"Closing Price"	4.6	(e)
"Combined Settlement"	4.2	(a)
"Company Order"	2.2
"Conversion Agent"	2.3
"Conversion Date"	4.2
"Conversion Obligation"	4.2	(b)
"Conversion Price"	4.6
"Conversion Retraction Period"	4.2	(c)
"Conversion Settlement Election Notice"	4.2	(d)
"Conversion Value"	4.1
"Current Market Price"	4.6	(e)
"Custodian"	8.1
"DTC"	2.1
"Depositary"	2.1
"Determination Date"	4.6	(d)
"Distribution Notice"	4.1	(a)
"Event of Default"	8.1
"Expiration Date"	4.6	(d)
"Expiration Time"	4.6	(d)
"Legal Holiday"	12.7
"Legend"	2.12
"Merger Notice"	4.1	(a)
"NNM"	4.6	(e)
"Partial Cash Amount"	4.2	(b)
"Paying Agent"	2.3
"Primary Registrar"	2.3
"Purchase Agreement"	2.1
"Purchased Shares"	4.6	(d)
"QIB"	2.1
"Registrar"	2.3
"Rights Plan"	4.6	(c)
"Settlement Notice Period"	4.2	(c)
"Share Settlement"	4.2	(a)
"Trading Price"	4.1
"Triggering Distribution"	4.6	(d)
"Trigger Event"	4.6	(c)

        SECTION 1.3.    TRUST INDENTURE ACT PROVISIONS.

        Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Securities;

        "indenture security holder" means a Securityholder;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the indenture securities means the Company or any other obligor on the Securities.

        All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

        SECTION 1.4.    RULES OF CONSTRUCTION.

        Unless the context otherwise requires:

          (A)  a term has the meaning assigned to it;

          (B)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (C)  words in the singular include the plural, and words in the plural include the singular;

          (D)  provisions apply to successive events and transactions;

          (E)  the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

          (F)  the masculine gender includes the feminine and the neuter;

          (G)  references to agreements and other instruments include subsequent amendments thereto; and

          (H)  "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

        SECTION 2.1.    FORM AND DATING.

        The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated May 15, 2003 (the "Purchase Agreement"), between the Company and the Initial Purchaser, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

        (a)    Restricted Global Securities.    All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A and to Non-U.S. Persons in offshore transactions pursuant to Regulation S and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

        (b)    Global Securities In General.    Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

        Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

        (c)    Book Entry Provisions.    The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear legends substantially to the following effect:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO SILICON VALLEY BANCSHARES (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

        SECTION 2.2.    EXECUTION AND AUTHENTICATION.

        An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

        A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $150,000,000 upon receipt of a written order or orders of the Company signed by two Officers of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000 except as provided in Section 2.7.

        The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

        The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

        SECTION 2.3.    REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

        The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "Primary Registrar") shall keep a register of the Securities and of their transfer and exchange.

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

        The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be located at 45 Broadway, 12th Floor, New York, NY 10002 (Silicon Valley Bancshares—Zero Coupon Convertible Subordinated Notes due June 15, 2008)), one such office or agency of the Company for each of the aforesaid purposes.

        SECTION 2.4.    PAYING AGENT TO HOLD MONEY IN TRUST.

        Prior to 11:00 a.m., New York City time, on each due date of the principal of, or Additional Interest, if any, on, any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or Additional Interest, if any, so becoming due. Subject to Section 5.2, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying

Agent for the payment of principal of or Additional Interest, if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or Additional Interest, if any, on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

        SECTION 2.5.    SECURITYHOLDER LISTS.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before any Additional Interest Payment Date and at such times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, provided that in connection with an Additional Interest Payment Date, such list shall be limited to those Securityholders to whom any Additional Interest shall be payable.

        SECTION 2.6.    TRANSFER AND EXCHANGE.

        (a)   Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 4.2 (last paragraph) or 11.5.

        All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

        (b)   Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

        (c)   Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        SECTION 2.7.    REPLACEMENT SECURITIES.

        If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amounts due with respect to such Security.

        Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

        Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        SECTION 2.8.    OUTSTANDING SECURITIES.

        Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

        If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

        If a Paying Agent (other than the Company or an Affiliate of the Company) holds on the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and Additional Interest, if any, on Securities (or portions thereof) payable on that date, then on and after the Final Maturity Date, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and Additional Interest, if any, on them shall cease to accrue.

        Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

        SECTION 2.9.    TREASURY SECURITIES.

        In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

        SECTION 2.10.    TEMPORARY SECURITIES.

        Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

        SECTION 2.11.    CANCELLATION.

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall promptly cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver, in accordance with its standard procedures, the canceled Securities to the Company. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.

        SECTION 2.12.    LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

        (a)   If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

        (b)   A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the

Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

        (c)   Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

        (d)   The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an opinion of counsel in form reasonably acceptable to the Company and addressed to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

        (e)   As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

        (f)    The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

          (i)    Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

          (ii)   Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (iii)  Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (iv)  In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.

          (v)   Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

        SECTION 2.13.    CUSIP NUMBERS.

        The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

ARTICLE 3

REDEMPTION

        SECTION 3.1.    NO REDEMPTION BY THE COMPANY.

        The Securities may not be redeemed by the Company at any time prior to the Final Maturity Date.

        No sinking fund is provided for the Securities.

ARTICLE 4

CONVERSION

        SECTION 4.1.    CONVERSION PRIVILEGE.

        (a)   Subject to the further provisions of this Article 4 (including, without limitation, the provisions of Section 4.2(b)) and paragraph 5 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock, at the Conversion Price then in effect, if:

          (1)   at any time on or before June 15, 2007, the Closing Price of the Common Stock for the last Trading Day of the immediately preceding fiscal quarter of the Company was 110% or more of the then current Conversion Price on the Securities;

          (2)   at any time after June 15, 2007 and prior to the Final Maturity Date, the Closing Price of the Common Stock on the immediately preceding Trading Day was 110% or more of the then current Conversion Price on the Securities;

          (3)   the Company distributes to all or substantially all holders of Common Stock rights or warrants entitling them to purchase Common Stock at less than the Closing Price of the Common Stock on the last Trading Day preceding the declaration for such distribution;

          (4)   the Company distributes to all or substantially all holders of Common Stock cash or other assets, debt securities or rights or warrants to purchase the Company's securities, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Price of the Common Stock on the last Trading Day preceding the declaration for such distribution; or

          (5)   the Company becomes a party to a consolidation, merger or sale of all or substantially all of the Company's assets or a Corporate Event occurs, in each case, pursuant to which the Common Stock would be converted into cash, stock or other property unless, in the case of a consolidation or merger, all of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in such merger or consolidation consists of shares of common stock, American Depository Shares or other certificates representing common equity interests traded on a United States national securities exchange or quoted on the NNM, or will be so traded or quoted when issued or exchanged in connection with such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such common stock, American Depository Shares or other certificates representing common equity interests.

In the case of a distribution contemplated by clauses (3) and (4) of this Section 4.1(a), the Company will notify Holders at least 20 days prior to the ex-dividend date for such distribution (the "Distribution Notice"). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place. Notwithstanding the foregoing, in the event of a distribution contemplated by clauses (3) and (4) of this Section 4.1(a), Holders may not convert the Securities if the Holders may participate in such distribution without converting their Securities. In the event of a consolidation, merger, asset sale or Corporate Event contemplated by clause (5) of this Section 4.1(a), the Company will notify Holders at least 20 days prior to the anticipated closing date of such transaction (the "Merger Notice"). Once the Company has given the Merger Notice, the Holders may, in the event of such consolidation, merger, asset sale or Corporate Event, and subject to Section 4.2(b) hereof, surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated closing date of such transaction until the date which is 15 days after the actual closing date of such transaction.

        (b)   Subject to the further provisions of this Article 4 (including, without limitation, the provisions of Section 4.2(b)) and paragraph 5 of the Securities, a Holder of a Security may also convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock, at the Conversion Price then in effect:

          (1)   at any time prior to June 15, 2006 after any five (5) consecutive Trading Day period in which the average Trading Prices for the Securities for such five (5) Trading Day period was less than 103% of the average Conversion Value for the Securities during such period; and

          (2)   at any time on or after June 15, 2006 and prior to the Final Maturity Date, after any five (5) consecutive Trading Day period in which the average Trading Prices for the Securities for such five (5) Trading Day period was less than 97% of the average Conversion Value for the Securities during such period, provided, however, a Holder may not convert a Security on or after June 15, 2006 pursuant to this clause (2) if, at the time of the calculation, the Closing Price of shares of Common Stock is between the then current Conversion Price of the Securities and 110% of the then current Conversion Price of the Securities.

        Upon the occurrence of the circumstances described in either clause (1) or (2) of this Section 4.1(b), a Holder may surrender Securities for conversion at any time beginning on the date on which the Securities become convertible as a result of such occurrence through and including the close of business on the later of (x) ten (10) Trading Days after the Securities become convertible as a result of such occurrence and (y) the Business Day prior to the first Trading Day on which the average Conversion Value for the Securities for a five (5) consecutive Trading Day period exceeds the 103% or 97% Conversion Value thresholds, as the case may be.

        The "Conversion Value" for the Securities is equal to the product of (i) the Closing Price of the Common Stock on a given day and (ii) the then current Conversion Rate.

        The "Trading Price" of the Securities on any Trading Day means the average of the secondary market bid quotations per Security obtained by the Conversion Agent for $2,500,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers the Company selects; provided that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids can be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, then only one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $2,500,000 principal amount of the Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will be deemed to be less than 97% of the Conversion Value for the Securities on such Trading Day. The Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless the Holders provide the Company with reasonable evidence that the Trading Price of the Securities would be less than 97% of the Conversion Value; at which time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 97% of the Conversion Value.

        (c)   Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

        A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

        SECTION 4.2.    CONVERSION PROCEDURE.

        (a)   To convert a Security, a Holder must (i) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (ii) surrender the Security to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (iv) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements is the "Conversion Date."

        (b)   As soon as practicable after the Conversion Date, the Company shall satisfy all of its obligations ("Conversion Obligations") upon conversion of the Securities by delivering to the Holder, at the Company's option and subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital regulations, guidelines or policies, either shares of Common Stock, cash or a combination of cash (such cash amount not to be less than the principal amount of the Securities converted) and shares of Common Stock, in the following manner:

          (1)   If the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock ("Share Settlement"), then the Company will deliver to the Holder shares of Common Stock equal to the quotient of (A) the aggregate principal amount of Securities to be converted by the Holder divided by (B) the then applicable Conversion Price;

          (2)   If the Company elects to satisfy the entire Conversion Obligation in cash ("Cash Settlement"), then the Company will deliver to the Holder cash in an amount equal to the product of (A) a number equal to the aggregate principal amount of Securities to be converted by such Holder divided by the then applicable Conversion Price, and (B) the arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day during the applicable cash settlement averaging period as provided below (the "Cash Settlement Averaging Period"); or

          (3)   If the Company elects to satisfy a portion of the Conversion Obligation in cash (the "Partial Cash Amount") and a portion in shares of Common Stock (together with the Partial Cash Amount, a "Combined Settlement"), then the Company will deliver to the Holder such Partial Cash Amount plus a number of shares equal to (A) the cash settlement amount as set forth in clause (2) above minus such Partial Cash Amount divided by (B) the arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day during the applicable Cash Settlement Averaging Period as provided below. Under no circumstance shall the Partial Cash Amount paid by the Company be less than the principal amount of the Securities converted by the Holder.

        (c)   If the Company receives the conversion notice from a Holder on or prior to the day that is thirty (30) days prior to the Final Maturity Date, then the following procedures shall apply:

          (1)   If the Company elects to satisfy the Conversion Obligation by Share Settlement, then settlement in shares will be made on or prior to the tenth (10th) Trading Day following receipt of such conversion notice.

          (2)   If the Company elects to satisfy the Conversion Obligation by Cash Settlement or Combined Settlement, then the Company will notify the Holder, through the Trustee, of the dollar amount to be satisfied in cash (which must be expressed either as one hundred percent (100%) of the Conversion Obligation or as a fixed dollar amount that is not less than the aggregate principal amount of the Securities tendered for conversion) at any time on or before the date that is two Business Days following receipt of the notice of conversion (the "Settlement Notice Period"). Share Settlement will apply automatically if the Company does not notify the Holder that the Company has chosen another settlement method.

          (3)   If the Company timely elects Cash Settlement or Combined Settlement, then the Holder may retract the conversion notice at any time during the two (2) Business Day period beginning on the day after the Settlement Notice Period (the "Conversion Retraction Period"). The Holder cannot retract the conversion notice (and the conversion notice therefore will be irrevocable) if the Company elects Share Settlement. If the Holder has not retracted the conversion notice during the Conversion Retraction Period, then Cash Settlement or Combined Settlement will occur on the first Trading Day following the Cash Settlement Averaging Period. For purposes of this Section 4.2(c)(3), the Cash Settlement Averaging Period will be the five (5) Trading Day period beginning on the first Trading Day after the Conversion Retraction Period.

        (d)   If the Company receives the conversion notice after the day that is thirty (30) days prior to the Final Maturity Date, then the following procedures will apply:

          (1)   On or prior to the day that is thirty (30) days prior to the Final Maturity Date, the Company may notify (the "Conversion Settlement Election Notice") the Holder, through the Trustee, that the Company intends to satisfy all Conversion Obligations arising during such thirty (30) day period by either Cash Settlement or Combined Settlement, and the Company will state in the Conversion Settlement Election Notice the fixed dollar amount of cash that will be delivered to the Holder, which will not be less than the aggregate principal amount of the Securities that the Holder tenders for conversion. Share Settlement will apply automatically if the Company does not deliver to the Holder the Conversion Settlement Election Notice on or prior to the day that is thirty (30) days prior to the Final Maturity Date. The Company will settle all conversions of Securities in the same manner. The Holder cannot retract the conversion notice if the Holder delivers such notice after the day that is thirty (30) days prior to the Final Maturity Date (and the conversion notice therefore will be irrevocable).

          (2)   If the Company has timely elected Cash Settlement or Combined Settlement, then with respect to all subsequent conversions, settlement amounts will be computed as set forth above, except that the Cash Settlement Averaging Period will be the twenty (20) Trading Day period that begins on the date that is the twenty-second (22nd) Trading Day expected to occur prior to the Final Maturity Date and that ends no later than the Trading Day immediately preceding the Final Maturity Date. However, if twenty (20) Trading Days do not occur after such date and prior to the Final Maturity Date, then the Cash Settlement Averaging Period will be the number of Trading Days that do occur prior to the Final Maturity Date.

          (3)   Settlement (in shares and/or cash) will occur on or prior to the fifth (5th) Trading Day following the Final Maturity Date (or, if the Final Maturity Date is not a Trading Day, on the first Trading Day after such five (5) Trading Day period).

        (e)   If an Event of Default (other than an Event of Default in a cash payment upon conversion of the Securities), has occurred and is continuing, the Company may not pay cash upon conversion of any Security or portion of a Security (other than cash for fractional shares).

        (f)    Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Global Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

        (g)   The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

        To the extent that any Securities are surrendered for conversion (in whole or in part) during the period from the close of business on any Record Date to the opening of business on the next succeeding Additional Interest Payment Date, if any, the Company shall be entitled to direct the Paying Agent to take any and all actions consistent with custom and practice in order to prevent the payment of Additional Interest in excess of the amounts provided in the Registration Rights Agreement.

        Nothing in this Section 4.2 shall affect the right of a Holder in whose name any Security is registered at the close of business on a Record Date to receive the Additional Interest, if any, payable on such Security on the related Additional Interest Payment Date in accordance with the terms of this Indenture, the Securities and the Registration Rights Agreement. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

        Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

        SECTION 4.3.    FRACTIONAL SHARES.

        The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the fractional share equal to the Volume Weighted Average Price of the Common Stock determined during the applicable Cash Settlement Averaging Period relating to the conversion multiplied by the fractional share (calculated to the nearest 1/1000th of a share) and rounding the product to the nearest whole cent.

        SECTION 4.4.    TAXES ON CONVERSION.

        If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

        SECTION 4.5.    COMPANY TO PROVIDE STOCK.

        The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

        All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

        The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the NNM or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security.

        SECTION 4.6.    ADJUSTMENT OF CONVERSION PRICE.

        The conversion price as stated in paragraph 5(d) of the Securities (the "Conversion Price") shall be adjusted from time to time by the Company as follows:

          (a)   In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

          (b)   In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period of not more than 60 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a Conversion Price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share (as defined in subsection (e) of this Section 4.6) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

          (c)   In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan (as defined below) adopted before or after the date of this Indenture), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (e) of this Section 4.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (d) of this Section 4.6) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

          With respect to the Company's existing preferred shares rights plan and any similar rights plan that the Company implements after the date of this Indenture (any existing or future preferred shares rights plan or similar rights plan, a "Rights Plan"), upon conversion of the Securities into Common Stock, to the extent that such Rights Plan has been implemented and is still in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in any such Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.6(c).

          Rights or warrants (other than rights issued pursuant to a Rights Plan) distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Price under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.6(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

          (d)   (1)    In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 4.6(d)(1)) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

            (2)   In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(d)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(d)(2).

            (3)   For purposes of this Section 4.6(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

          (e)   For the purpose of any computation under subsections (b), (c) and (d) of this Section 4.6, the current market price (the "Current Market Price") per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (c) or (d) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b), (c) or (d) of this Section 4.6. The closing price (the "Closing Price") for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on The Nasdaq National Market (the "NNM") or, if the Common Stock is not quoted on the NNM, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not quoted on the NNM or listed or admitted to trading on any national securities exchange, the last reported sales price of the Common Stock as quoted on NASDAQ or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

          (f)    In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

        SECTION 4.7.    NO ADJUSTMENT.

        No adjustment in the Conversion Price shall be required if Holders may participate in the transactions described in Section 4.6 above without converting.

        No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

        No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

        To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

        SECTION 4.8.    ADJUSTMENT FOR TAX PURPOSES.

        Subject to the Company having received prior approval of the Federal Reserve if then required under applicable regulations, guidelines or policies, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

        SECTION 4.9.    NOTICE OF ADJUSTMENT.

        Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

        SECTION 4.10.    NOTICE OF CERTAIN TRANSACTIONS.

        In the event that:

          (1)   the Company takes any action which would require an adjustment in the Conversion Price;

          (2)   the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

          (3)   there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

        SECTION 4.11.    EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

        If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any Person, then the Company, or such successor, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee Person, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

        In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

        SECTION 4.12.    TRUSTEE'S DISCLAIMER.

        The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

        The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

        SECTION 4.13.    VOLUNTARY REDUCTION.

        Subject to the Company having received prior approval of the Federal Reserve if then required under applicable regulations, guidelines or policies, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Board of Directors determines that such reduction would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock or similar event, and the

Company provides 15 days prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

ARTICLE 5

SUBORDINATION

        SECTION 5.1.    AGREEMENT OF SUBORDINATION.

        The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 5; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

        The payment of the principal of, premium, if any, and Additional Interest, if any, on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

        No provision of this Article 5 shall prevent the occurrence of any default or Event of Default hereunder.

        SECTION 5.2.    PAYMENTS TO HOLDERS.

        No payment shall be made with respect to the principal of, or premium, if any, or Additional Interest, if any, on the Securities, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 5.5, if:

          (i)    a default in the payment of principal, premium, interest, rent or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

          (ii)   a default, other than a payment default, on a Senior Indebtedness occurs and is continuing that then permits holders of such Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default from a Representative or holder of Senior Indebtedness or the Company.

        The Company may and shall resume payments on and distributions in respect of the Securities in the case of a default referred to in clause (i) or (ii) above, upon the date on which the default is cured or waived or ceases to exist.

        Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payment satisfactory to the holders of Senior Indebtedness before any payment is made on account of the principal of, premium, if any, Additional Interest, if any, on the Securities (except payments made pursuant to Article 10 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 5, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

        For purposes of this Article 5, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 5 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 7 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.2 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 7.

        In the event of the acceleration of the Securities because of an Event of Default specified in clauses (3) and (4) of Section 8.1 hereof, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or Additional Interest, if any, on the Securities by the Company, except payments and distributions made by the Trustee as permitted by Section 5.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default specified in clauses (3) and (4) of Section 8.1 hereof, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

        In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior

Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

        Nothing in this Section 5.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7. This Section 5.2 shall be subject to the further provisions of Section 5.5.

        SECTION 5.3.    SUBROGATION OF SECURITIES.

        Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 5 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and Additional Interest, if any), on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 5, and no payment over pursuant to the provisions of this Article 5, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 5, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 5 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

        Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, (and premium, if any) and Additional Interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Section 9.1, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 5.

        SECTION 5.4.    AUTHORIZATION TO EFFECT SUBORDINATION.

        Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 5 and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.3 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

        SECTION 5.5.    NOTICE TO TRUSTEE.

        The Company shall give prompt written notice in the form of an Officers' Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 5. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 5, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or Additional Interest, if any, on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 5.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 5 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 10, and any such payment shall not be subject to the provisions of Article 5.

        The Trustee, subject to the provisions of Section 9.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 5, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        SECTION 5.6.    TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 9.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 5 or otherwise.

        SECTION 5.7.    NO IMPAIRMENT OF SUBORDINATION.

        No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

        SECTION 5.8.    CERTAIN CONVERSIONS DEEMED PAYMENT.

        For the purposes of this Article 5 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or Additional Interest, if any, on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.3), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 5.8, the term "junior securities" means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.

        SECTION 5.9.    ARTICLE APPLICABLE TO PAYING AGENTS.

        If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 5.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

        SECTION 5.10.    SENIOR INDEBTEDNESS ENTITLED TO RELY.

        The holders of Senior Indebtedness shall have the right to rely upon this Article 5, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE 6

COVENANTS

        SECTION 6.1.    PAYMENT OF SECURITIES.

        The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. Subject to Section 4.2(g) hereof, accrued and unpaid Additional Interest, if any, on any Security that is payable, and is punctually paid or duly provided for, on any Additional Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose.

        Payment of the principal of (and premium, if any) and Additional Interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be Wells Fargo Bank Minnesota, National Association, 45 Broadway, 12th Floor, New York, NY 10002) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

        SECTION 6.2.    SEC REPORTS.

        The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        SECTION 6.3.    COMPLIANCE CERTIFICATES.

        The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2003), an Officers' Certificate as to the signers' knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

        SECTION 6.4.    FURTHER INSTRUMENTS AND ACTS.

        Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

        SECTION 6.5.    MAINTENANCE OF CORPORATE EXISTENCE.

        Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

        SECTION 6.6.    RULE 144A INFORMATION REQUIREMENT.

        Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

        SECTION 6.7.    STAY, EXTENSION AND USURY LAWS.

        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or Additional Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 6.8.    PAYMENT OF ADDITIONAL INTEREST.

        If at any time Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the Registration Rights Agreement. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 7

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        SECTION 7.1.    COMPANY MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS.

        The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or, other than to one or more of its Subsidiaries, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (1)   in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia (provided that, if as a result of such consolidation, merger, conveyance, transfer or lease, the Securities would become convertible into equity interests of a Person other than the Company pursuant to Section 4.11, then such Person shall not be a tax pass-through entity);

          (2)   the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and Additional Interest, if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, and by the Successor Person;

          (3)   immediately after giving effect to such transaction, no Event of Default or Default, shall have occurred and be continuing; and

          (4)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        SECTION 7.2.    SUCCESSOR SUBSTITUTED.

        Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8

DEFAULT AND REMEDIES

        SECTION 8.1.    EVENTS OF DEFAULT.

        An "Event of Default" shall occur if:

          (1)   the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, or otherwise), whether or not such payment shall be prohibited by the provisions of Article 5 hereof;

          (2)   the Company fails to perform any other covenant required of it in the Securities or this Indenture and such failure continues for the period and after the notice specified below; or

          (3)   the Company, pursuant to or within the meaning of any Bankruptcy Law:

            (A)  commences a voluntary case or proceeding;

            (B)  consents to the entry of an order for relief against it in an involuntary case or proceeding;

            (C)  consents to the appointment of a Custodian of it or for all or substantially all of its property; or

            (D)  makes a general assignment for the benefit of its creditors; or

          (4)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)  is for relief against the Company in an involuntary case or proceeding;

            (B)  appoints a Custodian of the Company or for all or substantially all of the property of the Company; or

            (C)  orders the liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

        The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        A default under clause (2) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 8.1 is cured, it ceases.

        The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

        SECTION 8.2.    ACCELERATION.

        If an Event of Default specified in clause (3) or (4) of Section 8.1 with respect to the Company occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

        SECTION 8.3.    OTHER REMEDIES.

        If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

        SECTION 8.4.    WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

        Subject to Sections 8.7 and 11.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default or Event of Default in the payment of the principal of or premium, if any, on any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

        SECTION 8.5.    CONTROL BY MAJORITY.

        The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        SECTION 8.6.    LIMITATIONS ON SUITS.

        A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or Additional Interest, if any, on, or for the conversion of, the Securities pursuant to Article 4) unless:

          (1)   the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2)   the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3)   such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

          (4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

        A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

        SECTION 8.7.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

        SECTION 8.8.    COLLECTION SUIT BY TRUSTEE.

        If an Event of Default in the payment of principal specified in clause (1) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        SECTION 8.9.    TRUSTEE MAY FILE PROOFS OF CLAIM.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 8.10.    PRIORITIES.

        If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

          First, to the Trustee for amounts due under Section 9.7;

          Second, to the holders of Senior Indebtedness to the extent required by Article 5;

          Third, to Holders for amounts due and unpaid on the Securities for principal and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and Additional Interest, if any, respectively; and

          Fourth, the balance, if any, to the Company.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

        SECTION 8.11.    UNDERTAKING FOR COSTS.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 9

TRUSTEE

        SECTION 9.1.    DUTIES OF TRUSTEE.

        (a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        (b)   Except during the continuance of an Event of Default:

          (1)   the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

          (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

        (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)   this paragraph does not limit the effect of subsection (b) of this Section 9.1;

          (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

        (d)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received indemnity reasonably satisfactory to it against potential costs and liabilities incurred by it relating thereto.

        (e)   Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

        (f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        SECTION 9.2.    RIGHTS OF TRUSTEE.

        Subject to Section 9.1:

          (a)   The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion.

          (c)   The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e)   The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (h)   The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

          (i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

        SECTION 9.3.    INDIVIDUAL RIGHTS OF TRUSTEE.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

        SECTION 9.4.    TRUSTEE'S DISCLAIMER.

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

        SECTION 9.5.    NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

        If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of any Security.

        SECTION 9.6.    REPORTS BY TRUSTEE TO HOLDERS.

        If such report is required by TIA Section 313, within 60 days after each June 15, beginning with June 15, 2004, the Trustee shall mail to each Securityholder a brief report dated as of such June 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

        A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

        SECTION 9.7.    COMPENSATION AND INDEMNITY.

        The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

        The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

        To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of, and Additional Interest, if any, on the Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

        When the Trustee incurs expenses or renders services after an Event of Default specified in clause (3) or (4) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

        SECTION 9.8.    REPLACEMENT OF TRUSTEE.

        The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

          (1)   the Trustee fails to comply with Section 9.10;

          (2)   the Trustee is adjudged a bankrupt or an insolvent;

          (3)   a receiver or other public officer takes charge of the Trustee or its property; or

          (4)   the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

        If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

        If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

        A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

        Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

        SECTION 9.9.    SUCCESSOR TRUSTEE BY MERGER, ETC.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

        SECTION 9.10.    ELIGIBILITY; DISQUALIFICATION.

        The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

        SECTION 9.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

        The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 10

SATISFACTION AND DISCHARGE OF INDENTURE

        SECTION 10.1.    SATISFACTION AND DISCHARGE OF INDENTURE.

        This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)   either

            (A)  all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

            (B)  all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at the Final Maturity Date within one year, and the Company has irrevocably deposited or caused to be irrevocably deposited cash with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and Additional Interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or the Final Maturity Date;

          (2)   the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, and 12.5, Article 4, the last paragraph of Section 6.2 and this Article 10, shall survive until the Securities have been paid in full.

        SECTION 10.2.    APPLICATION OF TRUST MONEY.

        Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and Additional Interest, if any, on the Securities. Money so held in trust shall not be subject to the subordination provisions of Article 5.

        SECTION 10.3.    REPAYMENT TO COMPANY.

        The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.1 and (ii) held by them at any time.

        The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or Additional Interest, if any, that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

        SECTION 10.4.    REINSTATEMENT.

        If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or Additional Interest, if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 11

AMENDMENTS, SUPPLEMENTS AND WAIVERS

        SECTION 11.1.    WITHOUT CONSENT OF HOLDERS.

        The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (a)   to comply with Sections 4.11 and 7.1;

          (b)   to cure any ambiguity, defect or inconsistency;

          (c)   to make any other change that does not adversely affect the rights of any Securityholder;

          (d)   to comply with the provisions of the TIA;

          (e)   to add to the covenants of the Company for the equal and ratable benefit of the Securityholders or to surrender any right, power or option conferred upon the Company; or

          (f)    to appoint a successor Trustee.

        SECTION 11.2.    WITH CONSENT OF HOLDERS.

        The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

          (a)   change the stated maturity of the principal of any Security;

          (b)   reduce the principal amount of, or any premium on, any Security;

          (c)   reduce the amount of principal payable upon acceleration of the maturity of any Security;

          (d)   change the place or currency of payment of principal of, or any premium on, any Security;

          (e)   impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

          (f)    modify the subordination provisions of Article 5 in a manner materially adverse to the Holders of Securities;

          (g)   adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture;

          (h)   reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment of this Indenture;

          (i)    reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

          (j)    modify any of the provisions of this Section or Section 8.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

        It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. An amendment or supplement under this Section 11.2 or under Section 11.1 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

        SECTION 11.3.    COMPLIANCE WITH TRUST INDENTURE ACT.

        Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

        SECTION 11.4.    REVOCATION AND EFFECT OF CONSENTS.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

        After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (j) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

        SECTION 11.5.    NOTATION ON OR EXCHANGE OF SECURITIES.

        If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

        SECTION 11.6.    TRUSTEE TO SIGN AMENDMENTS, ETC.

        The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

        SECTION 11.7.    EFFECT OF SUPPLEMENTAL INDENTURES.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12

MISCELLANEOUS

        SECTION 12.1.    TRUST INDENTURE ACT CONTROLS.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

        SECTION 12.2.    NOTICES.

        Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

    If to the Company, to:

    Silicon Valley Bancshares
    3003 Tasman Drive
    Santa Clara, California 95054
    Attention: Lauren A. Friedman
    Facsimile No.: (408) 496-2405

    if to the Trustee, to:

    Wells Fargo Bank Minnesota, National Association
    MAC N9303-110
    Sixth and Marquette Avenue
    Minneapolis, MN 55479
    Attention: Michael T. Lechner
    Facsimile No.: (612) 667-2160

        Such notices or communications shall be effective when received.

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        SECTION 12.3.    COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

        Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

        SECTION 12.4.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

        (a)   Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1)   an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

        (b)   Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1)   a statement that the person making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

        SECTION 12.5.    RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

        The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

        SECTION 12.6.    RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

        The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

        SECTION 12.7.    LEGAL HOLIDAYS.

        A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no Additional Interest, if any, shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected.

        SECTION 12.8.    GOVERNING LAW.

        This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

        SECTION 12.9.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        SECTION 12.10.    NO RECOURSE AGAINST OTHERS.

        All liability described in paragraph 14 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

        SECTION 12.11.    SUCCESSORS.

        All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

        SECTION 12.12.    MULTIPLE COUNTERPARTS.

        The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

        SECTION 12.13.    SEPARABILITY.

        In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 12.14.    TABLE OF CONTENTS, HEADINGS, ETC.

        The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

SILICON VALLEY BANCSHARES
By:	/s/ LAUREN A. FRIEDMAN
Name:	Lauren A. Friedman
Title:	Chief Financial Officer
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
By:	/s/ MICHAEL T. LECHNER
Name:	Michael T. Lechner
Title:	Assistant Vice President

EXHIBIT A
[FORM OF FACE OF SECURITY]

        THIS SECURITY IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR OTHER GOVERNMENT ENTITY.

        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO SILICON VALLEY BANCSHARES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

(1)
These paragraphs should be included only if the Security is a Global Security.

        [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

(2)
These paragraphs to be included only if the Security is a Restricted Security.

        [THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.](2)

        [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

(2)
These paragraphs to be included only if the Security is a Restricted Security.

SILICON VALLEY BANCSHARES

CUSIP: 827064 AB 2	R-

ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2008

        Silicon Valley Bancshares, a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to                                                 , or registered assigns, the principal sum of                        Dollars ($                        ) on June 15, 2008 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note].(3)

(3)
This phrase should be included only if the Security is a Global Security.

Additional Interest Payment Dates: June 15 and December 15

Record Dates for Additional Interest Payment Dates: June 1 and December 1

        This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

SIGNATURE PAGE FOLLOWS

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SILICON VALLEY BANCSHARES
By:

Name:
Title:

Attest:
Name: Title:
Dated:
Trustees Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.
as Trustee	,
Authorized Signatory
By:

[FORM OF REVERSE SIDE OF SECURITY]

SILICON VALLEY BANCSHARES
ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2008

1.
INTEREST

        Silicon Valley Bancshares, a Delaware corporation (the "Company," which term shall include any successor corporation under the Indenture hereinafter referred to), will not pay interest on the principal amount of this Note other than any Additional Interest accrued or payable as provided in the Registration Rights Agreement.

2.
METHOD OF PAYMENT

        The Company shall pay Additional Interest, if any, on this Note semiannually on June 15 and December 15 to the person who is the Holder of this Note at the close of business on June 1 or December 1, as the case may be, next preceding the related Additional Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and Additional Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and Additional Interest, if any, in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The company may mail a check for Additional Interest, if any, to the Holder's registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.
PAYING AGENT, REGISTRAR AND CONVERSION AGENT

        Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.
INDENTURE, LIMITATIONS

        This Note is one of a duly authorized issue of Securities of the Company designated as its Zero Coupon Convertible Subordinated Notes due June 15, 2008 (the "Notes"), issued under an Indenture dated as of May 20, 2003 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

        The Notes are subordinated unsecured obligations of the Company limited to $150,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.
CONVERSION

        (a)   To convert a Note, a Holder must (i) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (ii) surrender the Note to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (iv) pay any transfer or similar tax, if required. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

        (b)   Subject to the provisions of the Indenture, a Holder of this Note may convert the principal amount of this Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock, at the Conversion Price then in effect, if:

          (1)   at any time on or before June 15, 2007, the Closing Price of the Common Stock for the last Trading Day of the immediately preceding fiscal quarter of the Company was 110% or more of the then current Conversion Price on the Notes;

          (2)   at any time after June 15, 2007 and prior to the Final Maturity Date, the Closing Price of the Common Stock on the immediately preceding Trading Day was 110% or more of the then current Conversion Price on the Notes;

          (3)   the Company distributes to all or substantially all holders of Common Stock rights or warrants entitling them to purchase Common Stock at less than the Closing Price of the Common Stock on the last Trading Day preceding the declaration for such distribution;

          (4)   the Company distributes to all or substantially all holders of Common Stock cash or other assets, debt securities or rights or warrants to purchase the Company's securities, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Price of the Common Stock on the last Trading Day preceding the declaration for such distribution; or

          (5)   the Company becomes a party to a consolidation, merger or sale of all or substantially all of the Company's assets or a Corporate Event occurs, in each case, pursuant to which the Common Stock would be converted into cash, stock or other property unless in the case of a consolidation or merger all of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in such merger or consolidation consists of shares of common stock, American Depository Shares or other certificates representing common equity interests traded on a United States national securities exchange or quoted on The Nasdaq National Market, or will be so traded or quoted when issued or exchanged in connection with such merger or consolidation, and as a result of such merger or consolidation the Notes become convertible solely into such common stock, American Depository Shares or other certificates representing common equity interests.

In the case of a distribution contemplated by clauses (3) and (4) above, the Company will notify Holders at least 20 days prior to the ex-dividend date for such distribution (the "Distribution Notice"). Once the Company has given the Distribution Notice, Holders may surrender Notes for conversion at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place. Notwithstanding the foregoing, in the event of a distribution contemplated by clauses (3) and (4) above, Holders may not convert Notes if the Holders may participate in such distribution without converting their Notes. In the event of a consolidation, merger, asset sale or Corporate Event contemplated by clause (5) above, the Company will notify Holders at least 20 days prior to the anticipated closing date of such transaction (the "Merger Notice"). Once the Company has given the Merger Notice, the Holders may, in the event of such consolidation, merger, asset sale or Corporate Event, and subject to Section 4.2(b) of the Indenture, surrender Notes for conversion at any time from and after the date which is 15 days prior to the anticipated closing date of such transaction until the date which is 15 days after the actual closing date of such transaction.

        (c)   Subject to the provisions of the Indenture, a Holder of this Note may also convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock, at the Conversion Price then in effect:

          (1)   at any time prior to June 15, 2006 after any five (5) consecutive Trading Day period in which the average Trading Prices for the Notes for such five (5) Trading Day period was less than 103% of the average Conversion Value for the Notes during such period; and

          (2)   at any time on or after June 15, 2006 and prior to the Final Maturity Date, after any five (5) consecutive Trading Day period in which the average Trading Prices for the Notes for such five (5) Trading Day period was less than 97% of the average Conversion Value for the Notes during such period; provided, however, a Holder may not convert a Note on or after June 15, 2006 pursuant to this clause (2) if, at the time of the calculation, the Closing Price of shares of Common Stock is between the then current Conversion Price of the Notes and 110% of the then current Conversion Price of the Notes.

        Upon the occurrence of the circumstances described in either clause (1) or (2) above, a Holder may surrender Notes for conversion at any time beginning on the date on which the Notes become convertible as a result of such occurrence through and including the close of business on the later of (x) ten (10) Trading Days after the Notes become convertible as a result of such occurrence and (y) the Business Day prior to the first Trading Day on which the average Conversion Value for the Notes for a five (5) consecutive Trading Day period exceeds the 103% or 97% Conversion Value thresholds, as the case may be.

        (d)   The initial Conversion Price is $33.6277 per share, subject to adjustment under certain circumstances as provided in the Indenture. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

        (e)   As soon as practicable after the Conversion Date, the Company shall satisfy all of its obligations (the "Conversion Obligations") upon conversion of the Notes by delivering to the Holder, at the Company's option and subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital regulations, guidelines or policies, either shares of Common Stock, cash or a combination of cash (such cash amount not to be less than the principal amount of the Securities converted) and shares of Common Stock, in the following manner:

          (1)   if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock ("Share Settlement"), then the Company will deliver to the Holder shares of Common Stock equal to the quotient of (A) the aggregate principal amount of Notes to be converted by the Holder divided by (B) the then applicable Conversion Price;

          (2)   if the Company elects to satisfy the entire Conversion Obligation in cash ("Cash Settlement"), then the Company will deliver to the Holder cash in an amount equal to the product of (A) a number equal to the aggregate principal amount of Notes to be converted by such Holder divided by the then applicable Conversion Price, and (B) the arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day during the applicable cash settlement averaging period as provided below (the "Cash Settlement Averaging Period"); or

          (3)   if the Company elects to satisfy a portion of the Conversion Obligation in cash (the "Partial Cash Amount") and a portion in shares of Common Stock (together with the Partial Cash Amount, a "Combined Settlement"), then the Company will deliver to the Holder such Partial Cash Amount plus a number of shares equal to (A) the cash settlement amount as set forth in clause (2) above minus such Partial Cash Amount divided by (B) the arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day during the applicable Cash Settlement Averaging Period as provided below. Under no circumstance shall the Partial Cash Amount paid by the Company be less than the principal amount of the Securities converted by the Holder.

        (f)    If the Company receives the conversion notice from a Holder on or prior to the day that is thirty (30) days prior to the Final Maturity Date, then the following procedures shall apply:

          (1)   If the Company elects to satisfy the Conversion Obligation by Share Settlement, then settlement in shares will be made on or prior to the tenth (10th) Trading Day following receipt of such conversion notice.

          (2)   If the Company elects to satisfy the Conversion Obligation by Cash Settlement or Combined Settlement, then the Company will notify the Holder, through the Trustee, of the dollar amount to be satisfied in cash (which must be expressed either as one hundred percent (100%) of the Conversion Obligation or as a fixed dollar amount that is not less than the aggregate principal amount of the Securities tendered for conversion) at any time on or before the date that is two Business Days following receipt of the notice of conversion (the "Settlement Notice Period"). Share Settlement will apply automatically if the Company does not notify the Holder that the Company has chosen another settlement method.

          (3)   If the Company timely elects Cash Settlement or Combined Settlement, then the Holder may retract the conversion notice at any time during the two (2) Business Day period beginning on the day after the Settlement Notice Period (the "Conversion Retraction Period"). The Holder cannot retract the conversion notice (and the conversion notice therefore will be irrevocable) if the Company elects Share Settlement. If the Holder has not retracted the conversion notice during the Conversion Retraction Notice Period, then Cash Settlement or Combined Settlement will occur on the first Trading Day following the Cash Settlement Averaging Period. For purposes of this Section 5(f)(3), the Cash Settlement Averaging Period will be the five (5) Trading Day period beginning on the first Trading Day after the Conversion Retraction Period.

        (g)   If the Company receives the conversion notice after the day that is thirty (30) days prior to the Final Maturity Date, then the following procedures will apply:

          (1)   On or prior to the day that is thirty (30) days prior to the Final Maturity Date, the Company may notify (the "Conversion Settlement Election Notice") the Holder, through the Trustee, that the Company intends to satisfy all Conversion Obligations arising during such thirty (30) day period by either Cash Settlement or Combined Settlement, and the Company will state in the Conversion Settlement Election Notice the fixed dollar amount of cash that will be delivered to the Holder, which will not be less than the aggregate principal amount of the Notes that the Holder tenders for conversion. Share Settlement will apply automatically if the Company does not deliver to the Holder the Conversion Settlement Election Notice on or prior to the day that is thirty (30) days prior to the Final Maturity Date. The Company will settle all conversions of Securities in the same manner. The Holder cannot retract the conversion notice if the Holder delivers such notice after the day that is thirty (30) days prior to the Final Maturity Date (and the conversion notice therefore will be irrevocable).

          (2)   If the Company has timely elected Cash Settlement or Combined Settlement, then with respect to all subsequent conversions, settlement amounts will be computed as set forth above, except that the "Cash Settlement Averaging Period" will be the twenty (20) Trading Day period that begins on the date that is the twenty-second (22nd) Trading Day expected to occur prior to the Final Maturity Date and that ends no later than the Trading Day immediately preceding the Final Maturity Date. However, if twenty (20) Trading Days do not occur after such date and prior to the Final Maturity Date, then the Cash Settlement Averaging Period will be the number of Trading Days that do occur prior to the Final Maturity Date.

          (3)   Settlement (in shares and/or cash) will occur on or prior to the fifth (5th) Trading Day following the Final Maturity Date (or, if the Final Maturity Date is not a Trading Day, on the first Trading Day after such five (5) Trading Day period).

        (h)   If an Event of Default (other than an Event of Default in a cash payment upon conversion of the Notes) has occurred and is continuing, the Company may not pay cash upon conversion of any Note or portion of a Note (other than cash for fractional shares).

        (i)    Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Global Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

        To the extent that any Securities are surrendered for conversion (in whole or in part) during the period from the close of business on any Record Date to the opening of business on the next succeeding Additional Interest Payment Date, if any, the Company shall be entitled to direct the Paying Agent to take any and all actions consistent with custom and practice in order to prevent the payment of Additional Interest in excess of the amounts provided in the Registration Rights Agreement.

6.
SUBORDINATION

        The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company whether outstanding at the date of the Indenture or thereafter incurred. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

7.
DENOMINATIONS, TRANSFER, EXCHANGE

        The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

8.
PERSONS DEEMED OWNERS

        The Holder of a Note may be treated as the owner of it for all purposes.

9.
UNCLAIMED MONEY

        If money for the payment of principal or Additional Interest, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.
AMENDMENT, SUPPLEMENT AND WAIVER

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

11.
SUCCESSOR ENTITY

        When a successor Person assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

12.
DEFAULTS AND REMEDIES

        Under the Indenture, an Event of Default includes: (i) default in payment of any principal (including, without limitation, any premium, if any) on the Notes when due; (ii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Notes; and (iii) certain events of bankruptcy or reorganization of the Company. If an Event of Default as a result of certain events of bankruptcy or reorganization of the Company occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require reasonable indemnity before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

13.
TRUSTEE DEALINGS WITH THE COMPANY

        Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

14.
NO RECOURSE AGAINST OTHERS

        A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

15.
AUTHENTICATION

        This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

16.
ABBREVIATIONS AND DEFINITIONS

        Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

        All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

17.
INDENTURE TO CONTROL; GOVERNING LAW

        In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

        The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Silicon Valley Bancshares, 3003 Tasman Drive, Santa Clara, California 95054, (408) 654-7400, Attention: Investor Relations.

ASSIGNMENT FORM

        To assign this Note, fill in the form below:

        I or we assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Note)
*Signature guaranteed by:
By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

        To convert this Note, check the box: ☐

        Subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital regulations, guidelines or policies, the Company may elect to satisfy its Conversion Obligation by Share Settlement, Cash Settlement or Combined Settlement.

        To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $                        .

        If you want the stock certificate made out in another person's name, fill in the form below:

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Note)
*Signature guaranteed by:
By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF NOTES(4)

        The following exchanges or conversions of a part of this global Note have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

(4)
This schedule should be included only if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES(5)

(5)
This certificate should only be included if this Security is a Restricted Security.

Re:
Zero Coupon Convertible Subordinated Notes due June 15, 2008 (the "Notes") of Silicon Valley Bancshares

        This certificate relates to $            principal amount of Notes owned in (check applicable box)

        ☐ book-entry or        ☐ definitive form by Wells Fargo Bank Minnesota, National Association (the "Transferor").

        The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

        In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of May 20, 2003 between Silicon Valley Bancshares and Wells Fargo Bank Minnesota, National Association, as trustee (the "Indenture"), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

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  Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

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  Such Note is being acquired for the Transferor's own account, without transfer.

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  Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

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  Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

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  Such Note is being transferred to a non-U.S. person in an offshore transaction in compliance with Rule 904 of Regulation S (or any successor thereto) under the Securities Act.

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  Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

        Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

        The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:
(Insert Name of Transferor)

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TABLE OF CONTENTS
CROSS-REFERENCE TABLE
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE 2 THE SECURITIES
ARTICLE 3 REDEMPTION
ARTICLE 4 CONVERSION
ARTICLE 5 SUBORDINATION
ARTICLE 6 COVENANTS
ARTICLE 7 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
ARTICLE 8 DEFAULT AND REMEDIES
ARTICLE 9 TRUSTEE
ARTICLE 10 SATISFACTION AND DISCHARGE OF INDENTURE
ARTICLE 11 AMENDMENTS, SUPPLEMENTS AND WAIVERS
ARTICLE 12 MISCELLANEOUS
EXHIBIT A [FORM OF FACE OF SECURITY]
SILICON VALLEY BANCSHARES
[FORM OF REVERSE SIDE OF SECURITY] SILICON VALLEY BANCSHARES ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2008
ASSIGNMENT FORM
CONVERSION NOTICE
SCHEDULE OF EXCHANGES OF NOTES(4)
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES(5)